July 25, 1997

CHS Electronics, Inc.
2153 N.W. 86th Avenue
Miami, Florida  33122

Gentlemen:

         On July 25, 1997, CHS Electronics, Inc., a Florida corporation (the "Company"), and its subsidiaries (together with the Company, the "Companies"), filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") in accordance with Rule 462(b) under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by the Company of an additional 1,150,000 shares of Common Stock (the "Common Stock"), par value $.01 per share, of the Company. This Registration Statement was filed for the purpose of increasing the amount of Common Stock registered in connection with the offering by the Company pursuant to an initial Registration Statement (File No. 333-29779)(the "Initial Registration Statement") of 13,800,000 shares of Common Stock. We have acted as counsel to the Companies in connection with the preparation and filing of the Registration Statement.

         In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents (collectively, the "Documents"): (i) the Company's Articles of Incorporation and Bylaws; (ii) resolutions of the Company's Board of Directors authorizing the offering and the issuance of the Common Stock to be sold by the Company and related matters;
(iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments that we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to various questions of fact material to the opinion expressed below, we have relied, to the extent we deemed reasonably appropriate, upon the representations or certificates of officers and/or directors of the Companies (or their corporate general partners, as appropriate) and upon documents, records and instruments furnished to us by the Companies, without independently verifying the accuracy of such certificates, documents, records or instruments.

         Based upon the foregoing examination, and subject to the qualifications set forth below, we are of the opinion that the Common Stock has been duly and validly authorized, and when issued and delivered in accordance with the terms of the Underwriting Agreement and Subscription Agreement filed as Exhibits 1.1 and 1.2, respectively, to the Initial Registration Statement, will be validly issued, fully paid and non-assessable, and binding obligations of the Company.

         Although we have acted as counsel to the Company in connection the preparation and filing of the Registration Statement, our engagement has been limited to certain matters about which we have been consulted. Consequently, there exist matters of a legal nature involving the Company in


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CHS Electronics, Inc.
July 25, 1997
Page 2

which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                             Sincerely,

                                             GREENBERG, TRAURIG, HOFFMAN,
                                             LIPOFF, ROSEN & QUENTEL, P.A.